UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

July 28, 2005

Item 5.01(d) Election of New Directors

At a meeting of the Board of Directors of CKX, Inc. (the “Company”) held on July 28, 2005, Michael G. Ferrel and Simon Fuller were elected to serve as members of the Board of Directors of the Company.

Mr. Ferrel was appointed the President of the Company in May 2005.  His election to the Board of Directors was required by the terms of his employment agreement with the Company, a copy of which was filed as an exhibit to the Company’s Form S-1/A dated May 19, 2005.

Mr. Fuller is the Chief Executive Officer of 19 Entertainment Limited, which was acquired by the Company in March 2005.  Mr. Fuller was required to serve as a director, if elected, under the terms of his employment agreement. A copy of Mr. Fuller’s employment agreement was filed as an exhibit to the Company’s Form 10QSB for the quarter ended March 31, 2005.

Also at the meeting, the Board of Directors unanimously approved the designation of Edwin M. Banks as an independent director, as such term is defined by the Company’s Corporate Governance Guidelines and the regulations of the NASDAQ National Market. After giving effect to the elections of Messrs. Ferrel and Fuller, and the designation of Mr. Banks as independent, the Board of Directors consists of fifteen (15) members, eight (8) of whom meet the aforementioned independence standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

	BY:	/s/ Thomas P. Benson
	Name:	Thomas P. Benson
	Title:	Chief Financial Officer
and Executive Vice
President

DATE: August 2, 2005